                                                                       Exhibit 7

                  Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-40745) pertaining to the Lincoln Life Flexible Premium Variable Life Separate Account F, and to the use therein of our reports dated (a) February 1, 1999, with respect to the statutory-basis financial statements of The Lincoln National Life Insurance Company, and (b) March 30, 1999, with respect to the financial statements of Lincoln Life Flexible Premium Variable Life Account F.


                                            /s/ Ernst & Young LLP
                                            ----------------------


Fort Wayne, Indiana
April 19, 1999